EXHIBIT 4.26

CONFIDENTIAL TREATMENT REQUESTED
The asterisked (“**”) portions of this document have been Omitted and filed separately with the Securities and Exchange Commission pursuant to a requested for confidential Treatment.

Intelsat LLC
14 Dundonald Street West
Hamilton, Bermuda HM 09

Amendment No. 4 to
Contract INTEL-2400

between

Intelsat LLC

and

Astrium SAS

for

INTELSAT X Spacecraft and
Associated Equipment and Services

Date: January 30, 2003

Asterisks (“**”) indicate omitted material pursuant to a request for confidential treatment
Amendment No.4
INTEL-2400

     THIS Amendment No. 4, entered into this 30th day of January 2003 by and between Astrium SAS (hereinafter referred to as the “Contractor”), a corporation incorporated in France, with its principal place of business located at 37, avenue Louis-Breguet-BP1, 78146 Velizy-Villacoublay Cedex, France and Intelsat LLC (hereinafter referred to as “Intelsat”), a Delaware limited liability company, having an office at 14 Dundonald Street West, Hamilton, Bermuda HM 09;

WITNESSETH THAT:

     WHEREAS, the parties entered into Contract INTEL-2400, dated 2 February 2000, hereinafter referred to as the “Contract”;

     WHEREAS, the parties entered in Contract Amendments No.1, No.2 and No.3 on 10 January 2001, 20 March 2002 and 14, January 2003, respectively;

     WHEREAS, on 21 November 2002 (“Termination Date” for Intelsat 10-01), Intelsat terminated that portion of this Contract specifically related to the Intelsat 10-01 spacecraft;

     WHEREAS, on 4 December 2002, the Parties agreed to a Term Sheet which provides for a termination settlement for the Intelsat 10-01 portion of the Contract, as well as certain changes to the Intelsat 10-02 portion of the Contract; and

     WHEREAS, based on the agreements reached in the 4 December 2002 Term Sheet, both Parties acknowledge that Intelsat has paid Astrium ****** for work performed by Astrium on the Intelsat 10-01Spacecraft prior to its termination, and the Parties have agreed to a termination settlement, whereby Astrium will pay Intelsat ****** with the remaining ****** previously paid by Intelsat to be applied as consideration for Intelsat’s retention of Intelsat 10-01 CCNs and Deliverables utilized for Intelsat 10-02;

     WHEREAS, the parties desire to revise the Contract to incorporate the following Contract Change Notice (CCN) CCN 014 – Dynamic Satellite Software Simulator (administrative amendment to CCN 009);

     NOW THEREFORE, the parties hereto agree that Contract INTEL-2400, as amended, is hereby further amended as follows:

1.	Table of Contents — is revised to include Article 60, Termination of Intelsat 10-01, after Article 59, Entire Agreement.

2.	Table of Contents – is revised to delete “Exhibit F (Rev.2) – Milestone Payment Plan” and replace with “Exhibit F (Rev. 3) – Milestone Payment Plan” as set forth in Attachment No. 1 hereto.

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INTEL-2400

3.	Article 2, Scope of Work — is revised to delete “Exhibit F (Rev.2) – Milestone Payment Plan” and replace with “Exhibit F (Rev. 3) – Milestone Payment Plan” as set forth in Attachment No. 2 hereto.

4.	Article 3, Equipment and Services to be Furnished and Prices Therefor - is revised to delete the pricing table in its entirety and replace with the following table:

“Price Table

Item	Quantity	Description	Unit Price	Total Price

1	N/A	Intelsat 10-01 Termination Settlement ($54,961,461 – $47,961,000 = $7,000,461)	N/A	**
2	1 each	INTELSAT 10-02 Spacecraft
		Recurring	******
		Non-recurring	******
**
3	lot	Documentation and Data per Exhibit B	NSP*
4	lot	Test Data Handling System	NSP*
5	1 each	Communications Simulator	NSP*
6a	1 each	Spacecraft Simulator (10-01 Version)	NSP*
6b	1 each	Spacecraft Simulator (10-02 Version)	NSP*
8	1 lot	Mission and Integration Services	NSP*
9a	1 lot	Optimization of LTWTA Phase Shift (CCN 007)	******
9b	1 lot	Spacecraft Simulator (Intermediate Version) Dynamic Satellite	NSP*
Software Simulator (DSSS) (CCN 009)
9c	1 lot	Normal Mode Acquisition Modification (CCN 011)	NSP*
9d	1 lot	Normal Mode Observability IP (CCN 012)	NSP*
		CCN TOTAL		**

10	1 each	Launch Support & Integration **		**
11	1 each	Additional Launch Support & Integration (CCN TBD)***		**

		Non Recurring TOTAL		**
		Recurring TOTAL		**

		BASE PRICE		**
Less *** Recurring Cost Put at Risk (“Risk Money”)
		TOTAL DELIVERABLE PRICE****		**

Performance Payments (Article 6)
*** Recurring Cost Put at Risk	**
In-Orbit Performance Payments	**
SUBTOTAL Performance Payments	**		**
Intelsat 10-01 Termination Settlement Amount		**		**
TOTAL CONTRACT PRICE			**

*Note:	As part of the Intelsat 10-01Termination Settlement, identified CCNs and Deliverables have been retained by Intelsat and included as part of Intelsat 10-02 and are not separately priced (NSP).
**Note:	Launch Support and Integration Option Price to be finalized no later than 28 February 2003, upon Intelsat’s decision on which Launch Vehicle it selects for Intelsat 10-02 and prices to conform with Article 40, Options.

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INTEL-2400

***Note:	The Price for Additional Launch Support and Integration services will be incorporated into the contract via Contract Change Notice not to exceed ****.
****Note:	The Total Deliverable Price is the sum of all Items deliverable under this Contract which have been reduced by ** (Refer to Article 6 for definition) of the recurring costs for the Spacecraft and any selected options. This percentage is included in subparagraph B.2 of Article 6.”

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INTEL-2400

5.	In Article 4, Delivery Schedule, delete the second paragraph and delivery table in their entirety and replace with the following:

“Delivery of all other Items under this Contract shall be by air or ground transportation, FOB Intelsat Headquarters in Washington, D.C. or local Intelsat Spacecraft Program Office (ISPO), as specified by Intelsat.

Item	Description	Delivery Date

1	Flight Spacecraft:
	INTELSAT 10-02 Spacecraft Delivered	**
2	Test Data Handling System	**
3	Communications Simulator	**
4	Spacecraft Simulator – Intermediate Version (Dynamic Satellite Software Simulator (DSSS))	**
5a	Spacecraft Simulator – (10-01 Version)
5b	Spacecraft Simulator – (10-02 Version)	**

6.     In Article 6, Spacecraft Performance Payments, delete the article in its entirety and replace with the following new article:

“Article 6 — Spacecraft Performance Payments

     A.     The Contractor is entitled to receive performance payments for each Spacecraft which operates satisfactorily, as defined in Article 8 of this Contract, entitled Satisfactory Operation, after successful injection of the Spacecraft, as defined in Article 7 of this Contract, entitled Successful Injection.

     B.     Subject to the requirements of Article 8, the Contractor shall be paid the following amounts as performance payments:

     1.     ******************* of the recurring cost of the INTELSAT 10-02 Spacecraft in subparagraph B.2 below of ************* the present value of the stream of all the performance payments, which is calculated using a ****** discount rate) for a Spacecraft accepted by INTELSAT under the terms of this Contract which, following Lift-Off, does not achieve successful injection as defined by this Contract, and provided that such failure to achieve successful injection cannot be attributed to the Spacecraft or any Contractor equipment;

     2.     ******************* of recurring costs for the INTELSAT 10-02 Spacecraft withheld from the Total Deliverable Price, per Article 3 entitled Equipment and Services to be Furnished and Prices Therefor; plus ******** (the first quarterly payment—the total amount of performance payments ********* divided into ********* quarterly payments of

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INTEL-2400

*******, with the first payment adjusted for rounding to ******** for a Spacecraft which is successfully injected and which, during the period of in-orbit testing is in satisfactory operation and which, immediately after its arrival at the orbital station designated by INTELSAT, achieves a continuous ******* period of satisfactory operation as defined by this Contract, provided that such ******* period shall include at least **********. If such initial ******* period does not include ********* the amounts provided for in this subparagraph B.2 shall be paid to the Contractor upon the completion of the said continuous ******** period of satisfactory operation; provided that, if the Spacecraft does not operate satisfactorily throughout the ********************* the Contractor shall promptly refund said amounts to INTELSAT. For purposes of this clause, a Spacecraft shall be deemed to have arrived at the orbital station required by INTELSAT within a period not to exceed ******** after the last firing of the apogee motor, provided proper station-keeping capability has been demonstrated and achieved;

     3.     ******** for each subsequent calendar quarter of continuous satisfactory operation of the INTELSAT10-02 Spacecraft, from the ******** quarter [through the end of the maximum orbital design life committed to in Exhibit A irrespective of launch vehicle actually used]. The total amount payable under this subparagraph shall equal ********** the balance of the total amount of performance payments in the orbital incentive pool ******************* which the Contractor is entitled to receive pursuant to subparagraphs B.2 and B.3 of this Article, divided into ********** payments with the first payment adjusted for rounding;

     4.     ******** for each quarterly period of continuous satisfactory operation following the ********* [last day of longest orbital design life committed to in Exhibit A irrespective of launch vehicle actually used] if INTELSAT continues to use the INTELSAT 10-02 Spacecraft for commercial purposes. The cumulative amount of said payments under this subparagraph B.4 shall not exceed any aggregate amounts the Contractor has failed to earn under subparagraphs B.2 and B.3 of this Article for any Spacecraft, less any amounts the Contractor has received pursuant to Paragraph B. of Article 8 of this Contract, entitled Satisfactory Operation.

     5.     ******** [which amount shall not exceed the amounts specified in subparagraph B.1, hereof] for the INTELSAT 10-02 Spacecraft accepted by INTELSAT under the terms of this Contract but which is not launched within ********* after acceptance. Thereafter, if INTELSAT decides to launch such Spacecraft the Contractor shall be so notified and the Contractor shall refund to INTELSAT the entire sum of ******** within ******* days prior to the date of the scheduled launch. Following the launch of such Spacecraft, the Contractor shall be eligible to receive applicable performance payments for such Spacecraft in accordance with the provisions of this Contract. Notwithstanding the foregoing provisions, if the Contractor fails to deliver the Spacecraft on or before the delivery date specified in Article 4 of this Contract, entitled Delivery Schedule, and INTELSAT, in its sole discretion, determines that the delayed delivery has contributed to a launch delay, the Contractor shall not be entitled to the aforementioned amount specified in this subparagraph B.5, for a period equal to the launch delay.”

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Amendment No.4
INTEL-2400

7.     In Article 8, Satisfactory Operation, delete Paragraph B. Conditions Under Which Performance Payments for Less Than Satisfactory Operation of a Spacecraft May be Made in its entirety and replace with the following Paragraph:

“B. Conditions Under Which Performance Payments for Less Than Satisfactory Operation of a Spacecraft May be Made

     1.     During such period or periods of time that all the conditions prescribed in Paragraph A of this Article for satisfactory operation are not continuously met for a particular Spacecraft, but INTELSAT uses such Spacecraft for commercial purposes during such period or periods, the parties shall negotiate an equitable payment for such use, which payment shall, in no event, exceed ********** of the payments provided for in Article 6 of this Contract, entitled Spacecraft Performance Payments, subparagraphs B.2 through B.4, with respect to the period or periods of such use. The amount of the negotiated payment shall reflect three principal components: (1) the operational capabilities of the Spacecraft with the deficiencies as compared to the operational capabilities thereof without the deficiencies; (2) the operating usefulness to INTELSAT of the satellite in the total INTELSAT system with the deficiencies as compared to the operating usefulness thereof without the deficiencies; and, (3) any additional costs INTELSAT may incur and any revenue it may lose as a result of the failure of the Spacecraft to continuously meet the conditions prescribed in Paragraph A of this Article. For purposes of such negotiation, it is the intent of the parties that the reduction of performance payments for each Failed Transponder shall be ************************************************** of the original performance incentive payment which would otherwise be payable for the periods of failure. If INTELSAT elects not to use such degraded Spacecraft for commercial communications purposes, no further performance payments shall be made to the Contractor for such Spacecraft. INTELSAT’s decision on Spacecraft use shall be final and conclusive.

2.     Notwithstanding the provisions of the preceding Paragraphs A or B.1 or any provisions in this Contract to the contrary, if any of the events defined in B.2.a through B.2.j below occur at any time during the ******** period immediately following successful injection, the Contractor shall pay to INTELSAT a one time warranty assessment of ********* within ******* days of INTELSAT’s demand for such payment. The criteria for in-orbit events is defined as follows:

a.	Loss of redundancy of one of the following major electronics units: Spacecraft Control Unit (SCU), ADE4, PSR, MPIU, PPU or telemetry transmitter. This excludes loss of non-mission critical functions;

b.	Total loss of redundancy on any given repeater transponder due to active component (converters, LNAs, CAMPs, Linearizers, TWTAs) or inability to steer any of the earth deck steerable antennas;

c.	Loss of more than two solar array strings of either solar array wing or loss of more than one battery cell of either battery;

d.	Failure to reach geostationary orbit station longitude with at least 13 years of orbital life (excluding launch vehicle failure);

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INTEL-2400

e.	Loss of earth pointing resulting in a traffic outage of more than one hour due to an on-board software or hardware anomaly after start of service (IOT excluded);

f.	Loss of either SPT100 thruster pair or their pointing mechanism (north or south Thruster Motor Assembly (TMA));

g.	Loss of more than one gyro or more than one momentum/reaction wheel;

h.	Loss of either earth sensor;

i.	Loss of either solar array drive mechanism (telemetry functions excluded);

j.	Loss of a chemical thrusters pair that results in additional use of propellant to maintain station keeping or pointing control which will result in less than 13 years lifetime.

Excluded from the above criteria (B.2.a through B.2.j) are events that occur in the period from launch to the completion of in-orbit testing which (i) the Contractor corrects via software or operational procedures which result in the Spacecraft operating in accordance with Exhibit A to the Contract, without cost to, or use of additional resources by INTELSAT or delay to the scheduled in-service date of the Spacecraft; (ii) are due to operator error; (iii) are caused by the launch vehicle. The determination that an event has occurred shall be mutually agreed between the parties.

Should an event occur which may appear to fall under multiple criteria, the Contractor shall only be liable for damages once per event (i.e. no doubling of damages) and a maximum liability under this Paragraph of *********.

INTELSAT reserves the right to offset any amounts due to INTELSAT by the Contractor against any amounts otherwise due the Contractor under this Contract.

Payment to INTELSAT under this Paragraph is (i) intended to be compensatory and does not constitute a penalty; and (ii) shall be in addition to any other remedies available to INTELSAT under this Contract.”

8.     In Article 10, Price Adjustments for Late and Early Delivery, replace paragraph A in its entirety with the following paragraph and delete paragraph B in its entirety:

“ARTICLE 10. — PRICE ADJUSTMENTS FOR LATE AND EARLY DELIVERY

     A.     Late Delivery

     INTELSAT intends to enter into one or more contracts with launch service providers for launch of the Spacecraft to be delivered under this Contract. Since the launch dates will be established to be consistent with the Spacecraft delivery schedules contained in this Contract, the Contractor and INTELSAT agree that time is of the essence in this Contract, and that delayed delivery of the Items required by this Contract may cause INTELSAT to incur additional

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INTEL-2400

costs, including launch service postponement fees, loss of anticipated revenue, and other damages difficult or impossible to measure. Accordingly, the Contractor and INTELSAT agree to liquidated damages for late delivery as provided below, which damages are intended to be compensatory and do not constitute a penalty.

In the event any Spacecraft and associated flight equipment to be delivered hereunder is not delivered on or before the delivery dates specified in this Contract and in accordance with Article 14 of this Contract, entitled Inspection and Final Acceptance excluding the number of days of excusable delay, if any, within the meaning of Article 20 of this Contract, entitled Excusable Delays, then: (i) if INTELSAT elects to have the Spacecraft and associated flight equipment delivered to storage pursuant to Article 39 of this Contract entitled Storage of Spacecraft, the Contractor shall provide such storage, including necessary refurbishment/retest as required to demonstrate that the Spacecraft performance is maintained, free-of-charge, for a period not to exceed **********; and (ii) until such Spacecraft and associated flight equipment is delivered, commencing on the first day following the specified delivery date, the price of such a Spacecraft and associated flight equipment shall be reduced for late delivery as follows:

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INTEL-2400

Intelsat 10-02 Spacecraft

Flight
Spacecraft	Price Reduction	Number of Days	Maximum Price Adjustment

10-02	**	**	**
10-02	**	**	**
**

Additional Spacecraft

Flight	Price Reduction		Maximum Price
Spacecraft	Per Day	Number of Days	Adjustment

Each	**	**	**
	**	**	**
**

     1.     For purposes of price adjustments for late delivery, the price reduction specified above, shall be applicable to each Spacecraft and associated flight equipment to be delivered hereunder. If Intelsat elects to have the Spacecraft delivered to storage, additional liquidated damages for late delivery (beyond those assessed prior to storage) shall not be assessed during the storage period.

     2.     INTELSAT may, at its sole option, waive the daily price reduction for late delivery specified above, after all launch site testing and integration activities leading up to Spacecraft fueling, including the Launch Readiness Review, are successfully completed, with the contingency that price adjustments will again accrue if any deficiencies in the Spacecraft are subsequently found which cause any delay to the delivery schedule.

     3.     For a Spacecraft and associated flight equipment which is delivered late, INTELSAT shall have the sole right to determine against which payments due the Contractor, pursuant to the terms of this Contract, the adjustments specified above for late delivery of such Spacecraft and associated flight equipment will be offset. If no payments are owed to the Contractor, then INTELSAT shall obtain repayment from the Contractor for the price reduction within ****** days. The determination by INTELSAT as to these adjustments for late delivery shall be final and binding on the Contractor.

     4.     In the event INTELSAT designates a storage location rather than a launch site as a place of delivery for any of the Spacecraft and associated flight equipment to be delivered hereunder, the applicable date for determining the price adjustments shall be the date that the said Spacecraft and associated flight equipment has passed all the in-plant tests required by this Contract and has arrived at the storage location designated by INTELSAT. Upon release of the Spacecraft from storage until successful completion of all launch site testing and integration activities, including the Launch Readiness Review, price reductions for late delivery shall be reinstated if any deficiencies in the

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Spacecraft are found either at the Contractor’s plant or at the launch site, which are deemed to cause a delay in the delivery of the Spacecraft for launch.

     5.     If the Contractor does not meet the delivery dates specified in the Contract and INTELSAT does not exercise its right to terminate this Contract for cause in accordance with Article 21 hereof entitled Termination for Cause, the price reduction provided for in Paragraph A hereof, shall be the sole compensation to which INTELSAT shall be entitled for delays in deliveries of Spacecraft and associated flight equipment for the number of days stated in this Paragraph A. However, if at any time INTELSAT exercises its right to terminate this Contract for the cause, which right may be exercised if INTELSAT determines that the Contractor has not or will not be able to deliver a spacecraft prior to the expiration of the total number of days stated in the appropriate table above, INTELSAT shall also be entitled to recover the Maximum Price Adjustment provided in Paragraph A as additional compensation in addition to any rights and remedies available pursuant to this Contract or at law.

     6.     Nothing contained in this Paragraph A shall affect any right or remedy otherwise available to INTELSAT under this Contract or by law for delay exceeding the number of days stated in Paragraph A hereof.

     B.     Early Delivery – (Deleted in its entirety.)”

9.     In Article 11, Price Adjustments for Dry Mass Compliancy, in Paragraph A.1 delete the first sentence in its entirety and replace with the following new sentence:

“1. Based on the maximum allowable Spacecraft dry mass specified in Exhibit A, Table 1.1.2.1 (******** for the INTELSAT 10-02 Spacecraft), a specific reference transfer orbit **************************************************************** and the propellant budgeting methodology specified in Exhibit A, the Spacecraft design shall be able to achieve a calculated ********* after separation from the launch vehicle, as set forth in Exhibit A, Attachment 1, Section 1.1.4.”

10.     In Article 11, Price Adjustments for Dry Mass Compliancy, delete Paragraph B, Mass Savings, in its entirety.

11.     In Article 21, Termination for Cause, the following revisions are made:

     a.     Delete Paragraph A in its entirety and replace with the following:

“A. INTELSAT may, by written notice issued by INTELSAT’s Authorized Representative, terminate this Contract, in whole or in part, if the Contractor fails (i) to comply with any of the material provisions of this Contract; or (ii) to make progress so as to ensure completion of this Contract in accordance with its terms; and such failure is not cured within ******* days from the date of such notice. In such event INTELSAT may take over the Work in whole or in part, and

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prosecute the same to completion by contract or otherwise, and may take possession of and utilize in completing the Work, such materials, appliances, and Work in progress, as may be necessary therefor. If INTELSAT so terminates the Contractor’s right to proceed pursuant to Paragraph A of this Article, the Contractor shall pay any increased costs incurred by INTELSAT in completing the Work. The rights and remedies of INTELSAT provided in this Paragraph A are in addition to any other rights and remedies provided by law or under this Contract.”

b.	Delete Paragraph B in its entirety and replace with the following:

“B. Since the times for delivery of the Spacecraft set forth in Article 4 of this Contract entitled Delivery Schedule, are of the essence to this Contract and the delayed delivery of any Spacecraft required by this Contract may cause INTELSAT to incur additional costs, including launch postponement fees, loss of anticipated revenue and other damages, the Contractor and INTELSAT agree that if the Contractor’s delivery of the Intelsat 10-02 Spacecraft is delayed or postponed *************** INTELSAT shall have the right to terminate any part of this Contract (including a part of the Work corresponding to the construction and delivery of the delayed Spacecraft or of any other Spacecraft not yet delivered under this Contract) or the entire Contract by written notice to such effect to the Contractor. Upon receipt by the Contractor of such notice, the Contractor shall, within ********* days, refund to INTELSAT any amount paid by INTELSAT under this Contract for the terminated part of the Contract. By virtue of such termination, INTELSAT shall not incur any liability under this Contract for the terminated part of the Contract. INTELSAT’s rights and remedies under this Paragraph B are in addition to any other rights and remedies provided by law or pursuant to Paragraph A of this Article, Article 10 of this Contract, entitled Price Adjustments for Late or Early Delivery, or any other provision of this Contract. For clarification purposes, Intelsat shall be able to collect both the Maximum Price Adjustment pursuant to Article 10, Price Adjustments for Late or Early Delivery, and any other remedies available under this Contract or at law.”

12.     In Article 40, Options, paragraph B, Spacecraft, delete Table B.1.a “Identical 310 E Design” in its entirety.

13.     In Article 40, Options, paragraph C, Launch Support and Integration Services, delete paragraph C and Tables C.a and C.b in their entirety and replace with the following:

“C. Launch Support and Integration Services

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     INTELSAT may, at its option, direct the Contractor to provide all necessary launch site integration effort, hardware (perigee stage, airborne support equipment, etc. as per Exhibit A) and launch support facilities, equipment and services, including spacecraft transportation, in accordance with Exhibit B, for each Spacecraft to be launched on any of the specified launch vehicles. The firm fixed prices for all launch site integration effort, hardware and services, including transportation, required for launch of the Spacecraft on each of the launch vehicles shall be as follows:

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a.	Launch Support Services for INTELSAT 10-01 Spacecraft (Deleted in its entirety)

b.	Launch Support Services for 10-02 Spacecraft and Additional Spacecraft

($’000)

Months From EDC	Type of Cost	Ariane V	Sea Launch	Proton Breeze M	Delta-4	Atlas 5

	**	**	**	**	**	**
**	**	**	**	**	**	**
	**	**	**	**	**	**
**	**	**	**	**	**	**
	**	**	**	**	**	**
**	**	**	**	**	**	**
	**	**	**	**	**	**
**	**	**	**	**	**	**
	**	**	**	**	**	**
**	**	**	**	**	**	**
	**	**	**	**	**	**
**	**	**	**	**	**	**

*******************

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14.     In Article 40, Options, paragraph E, Space Segment Services, delete Table a. “Space Segment Services for First NI-Alpha Spacecraft" in its entirety and replace with the following table:

a. Space Segment Services for 10-02 Spacecraft
($’000)

Transfer Orbit /
		Traditional Launch	Standalone Ground	In-Orbit Test	In-Orbit Operations	In-Orbit Operations
Months From EDC	Type of Cost	Support	System Service	Services	(1st 6mos.)	(2nd 6 mos.)

	**	**	**	**	**	**
**	**	**	**	**	**	**

*************************

******************************************

16.     In Article 58, General, delete the article in its entirety and replace with the following:

“ARTICLE 58 — GENERAL

     All rights and remedies conferred hereunder or otherwise shall be cumulative and may be exercised singly or concurrently. Failure by either party to enforce any of its rights hereunder or otherwise shall not be deemed a waiver of future enforcement of such rights or any other rights. If any provision of this Contract is held to be invalid, it shall not affect any other provisions of this Contract and the invalid provision shall be replaced with an acceptable provision consistent with the original intent of the parties. The following provisions shall survive the expiration or termination of this Contract:

A.	Article 12, INTELSAT’s Right of Access

B.	Article 15, Agreement to Indemnify, Hold Harmless and Defend

C.	Article 22, Disputes

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D.	Article 24, Foreground Data and Background Data

E.	Article 25, Inventions

F.	Article 27, Public Release of Information

G.	Article 32, Assignment

H.	Article 35, Intellectual Property Indemnification

I.	Article 36, Warranty

J.	Article 41, Insurance

K.	Article 47, INTELSAT Furnished Information and Property

L.	Article 48, Confidentiality

M.	Article 53, Security Interest and License Agreement

N.	Article 54, Contractor Cooperation With Insurance Carrier

O.	****************

P.	Article 56, Limitation of Liability

Q.	Article 57, Waiver as to Claims Against INTELSAT Signatories or Parties

R.	Article 58, General

S.	Article 60, Termination of Intelsat 10-01"

17.     Add new Article 60, Termination of Intelsat 10-01 as follows:

“ARTICLE 60. – TERMINATION OF INTELSAT 10-01

As part of the overall settlement agreement between the Parties for termination of Intelsat 10-01, effective November 21, 2002, the Contractor shall pay Intelsat ********** within seven (7) calendar days after execution of the Contract Amendment No.4. No interest will accrue on this amount. As part of the settlement, Intelsat retains all rights and interests under the Contract for all Intelsat 10-01 deliverables and documentation delivered prior to the termination date of 21 November 2002. In addition, all Contract Change Notices (CCNs) that applied to Intelsat 10-01 shall apply to 10-02 and are provided at no cost. All Contractor obligations for Intelsat 10-01 under the Contract up to the termination date shall remain in full force and effect.”

18.     Under Article 2, Scope of Work, and Exhibit A, Spacecraft Performance Specifications, the requirements set forth in Attachment 1 to Exhibit A, Spacecraft Platform Performance Specification ***************** Revision 2, shall apply in its entirety to the 10-02 spacecraft ************* subject to the following changes:

*******************************************

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*********************************************

20.     Under Article 2, Scope of Work, and Exhibit B, Intelsat Spacecraft Statement of Work, modify the requirements in Exhibit B as follows:

     a) On page B-3 of Exhibit B, Table 1. Deliverable Flight Hardware, delete the table in its entirety and replace with the following table:

“Table 1. Deliverable Flight Hardware

ITEM	DELIVERY DATES

One Protoflight Spacecraft – 359 °E Design	***************

     b) On page B-4 of Exhibit B, delete the requirement set forth in subparagraph 2.2.3, Life Test Battery and Battery Cell Components, in its entirety.

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     c) On page B-4 of Exhibit B, Table 2. Other Deliverable Equipment, Delete the table in its entirety and replace with the following table:

“Table 2. Other Deliverable Equipment

ITEM	DELIVERY DATES

Spacecraft Simulator – Intermediate Version (Dynamic Satellite Software Simulator (DSSS))	********
Spacecraft Simulator – (10-01 Version)	********
Spacecraft Simulator – (10-02 Version)	********
Communications Simulator	********

     d) Under Exhibit B, add the following new subsection 7.6 under Section 7, SPACECRAFT CONTROL SIMULATOR:

“7.6 10-01 and 10-02 simulator versions

The following defines the applicability of requirements herein to the simulator versions to be delivered for 10-01 and 10-02 spacecraft configurations:

10-01 Configuration

The first delivery of the spacecraft control simulator shall be based on the 10-01 on-board software version (R_IP_SYS1) used for simulator acceptance testing. Further upgrades and technical support for this version shall be limited to the following:

1.     A listing of known non conformances related to simulator models in this version will be provided.

2.     A single upgrade shall be delivered to provide the following simulator enhancements: (a) updated LIASS model with capability to modify the sensor alignment; (b) one starting context for transfer mission; and (c) one context for on-station operation, with LIASS in the Proton alignment.

3.     The upgrades described in (2) above shall be provided in CD-ROM format, and shall include a technical note describing use of the LIASS re-alignment capability.

4.     Provide informal training (2 days) at contractor’s facility, to demonstrate operation of the 10-01 simulator version, including the upgrades described in (2) above.

5.     Trouble shooting support shall be provided, but limited to the Users Manual and Flight Operating Procedures already delivered at the time of 10-01 simulator delivery.

Except for items listed above, no further maintenance shall be performed for the 10-01 spacecraft control simulator version.

Asterisks (“**”) indicate omitted material pursuant to a request for confidential treatment
Amendment No.4
INTEL-2400

10-02 Configuration

Further simulator upgrades shall be made consistent with the delivery of 10-02 flight software versions. These upgrades shall comply with all technical requirements herein, and shall be fully representative of the 10-02-flight software and database, except for baseline (10-01) models for Payload and Thermal Control Subsystem. The Contractor’s support for the 10-02 simulator versions shall comply with requirements described herein, including testing, documentation, training and warranty. These upgrades will accommodate the 10-02-flight software and database but will not be representative of the 10-02-payload subsystem. 10-02 thermal simulations will be simplified as follows: In transfer, the thermal simulation will be based on the 10-01 thermal model, which keeps service module temperature simulated. Payload temperature will only be representative by thermal zone assuming payload is OFF. On each thermal zone, heating power will also be simulated. DC loads and temperatures will be representative of the 10-01 DSSS version 2.0. On-station, the service module temperature will still be simulated. Payload will be simulated at constant temperature.”

21.     Under Article 2, Scope of Work, and Exhibit D, Intelsat X Test Plan, ****************************************.

22.     Delete Exhibit F, Milestone Payment Plan, Revision 2 in its entirety and replace with Exhibit F, Milestone Payment Plan, Revision 3, attached hereto as Attachment No.1 to Amendment No.4.

     Except as expressly provided herein, all other terms and conditions of Contract INTEL-2400, as amended, shall remain unchanged and in full force and effect.

     This Amendment No.4 shall become effective upon Contractor’s payment in full to Intelsat pursuant to Article 60, Termination of Intelsat 10-01. This Amendment No.4 shall be rendered null and void and of no force and effect if the Contractor does not pay Intelsat within the time period prescribed in such Article 60.

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 4 to Contract INTEL-2400.

	Astrium SAS (“Contractor”)		Intelsat LLC (“Intelsat”)

By:	/s/ A. Hatchy (Signed)	By:	/s/ Patrick J. Cerra (Signed)

	A. Hatchy (Typed)		Patrick J. Cerra (Typed)

Title:	Intelsat X Program Manager	Title:	Vice President Intelsat (Bermuda), Ltd. On behalf of Intelsat LLC

Date:	January 30, 2003	Date:	January 30, 2003

Asterisks (“**”) indicate omitted material pursuant to a request for confidential treatment
Amendment No.4
INTEL-2400

EXHIBIT F- Revision 3

INTELSAT X

MILESTONE PAYMENT PLAN

Asterisks (“**”) indicate omitted material pursuant to a request for confidential treatment
Amendment No.4
INTEL-2400

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26 pages of revised Exhibit F have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.